Exhibit 99.1

Company Press Release dated September 13, 2018

NEWS RELEASE	September 13, 2018

Farmers & Merchants Bancorp, Inc.

307 N. Defiance Street

Archbold, Ohio 43502

Farmers & Merchants Bancorp, Inc.

Contact:

Marty Filogamo

Senior Vice President – Marketing Manager

Farmers & Merchants Bancorp, Inc.

(419) 445-3501 ext. 15435

mfilogamo@fm.bank

For Release: Immediately

FARMERS & MERCHANTS BANCORP, INC. ANNOUNCES APPOINTMENT OF LARS B. ELLER AS PRESIDENT AND CEO OF FARMERS & MERCHANTS STATE BANK

ARCHBOLD, Ohio (BUSINESS WIRE) Farmers & Merchants Bancorp, Inc. (“F&M”) (Nasdaq-Capital Market: FMAO), the holding company for Farmers & Merchants State Bank ( the “Bank”), announced today that Lars B. Eller has been appointed as the President and Chief Executive Officer of the Bank. As previously reported, F&M formed a search committee in May of this year to retain a successor to Paul Siebenmorgen, the current President and CEO of the F&M and the Bank as he approaches retirement.

Mr. Eller earned his Bachelor degree from Concordia University, Montreal, Canada and Master of Business Administration from McGill University, Montreal, Canada. Mr. Eller started in banking with TD Bank Financial Group as a management trainee, and then moved on to be assistant manager, lender, fund sales representative, branch manager, underwriting manager, and area manager, before moving on to a successful career with progressively larger leadership roles at National City Bank in Cleveland, Youngstown and Dayton. Mr. Eller then returned to TD Bank as Head of Wealth Management and then Senior Vice President of retail banking in Pennsylvania. He departed TD Bank to become director of sales and marketing at Clarity Advantage Corporation before joining Royal Bank America in 2013 as Executive Vice President and Chief Retail Banking Officer. Royal Bank America was a $900 million asset publicly held community bank based in the Philadelphia, Pennsylvania area prior to its acquisition in 2017. Most recently he has worked as a consultant for Cambridge Savings Bank. Mr. Eller has a son and twin daughters. He enjoys hockey and soccer.

Kevin Sauder, Chairman of the Search Committee stated that “We are very pleased to have found in Lars a personable and talented banker who has experience at both large national and regional banks as well as community banks like F&M. We look forward to welcoming him as a part of the F&M family.”

Mr. Eller stated “I am very excited to join a strong and growing community bank and am anxious to get started and work closely with our employees to better understand the customers and communities served by F&M.”

Paul Siebenmorgen, President and CEO of F&M, said “I have had an opportunity to meet with Lars and think he will be a good fit for F&M. I look forward to working with him during this transitionary period.”

Mr. Siebenmorgen will remain as President and CEO of F&M until his retirement from that position, which is anticipated in early 2019. At that point, Mr. Eller will assume the additional office of President and CEO of F&M. It is anticipated that Mr. Siebenmorgen will remain on the Board of Directors of F&M after his retirement as an officer of the Company.

About Farmers & Merchants Bancorp, Inc.:

Farmers & Merchants Bancorp, Inc., Archbold, Ohio, is the holding company of Farmers & Merchants State Bank (the “Bank”), which was established in 1897. The Bank serves the financial needs of individuals, farmers, businesses, and industries by offering traditional banking products, as well as online, mobile and telephone banking products. F&M’s common shares are traded on the NASDAQ Capital Market exchange under the symbol “FMAO.” Additional information on F&M may be found on its website: www.fm.bank.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the F&M’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

F&M encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. F&M undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from F&M’s website.

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